Exhibit 4.7

THIS TRANSACTION FEE AGREEMENT is made as of the 22nd day of April, 2004.

BETWEEN:

            SUNBURST ACQUISITIONS IV INC.

            103-20120 64th Ave.

            Langley, British Columbia

            CANADA V2Y1M8

            (the "Company")

OF THE FIRST PART

AND:

            T.R. WINSTON & COMPANY, LLC

            1999 Ave. of the Stars

            Los Angeles, CA 90067

            (the "Broker")

OF THE SECOND PART

W H E R E A S:

      A. The Company has entered into agreements with respect to the acquisition of interests in mineral properties in Mexico;

      B. The Broker is a licensed broker-dealer with the National Association of Securities Dealers;

      C. The Broker introduced the Company to the individuals responsible for finding the mineral properties and securing such mineral properties for the Company (such individuals to be called the "Mineral Investor"), and the Broker assisted the Company with follow up transactions;

      D. The Company wishes to reward the Broker for its services in the manner hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants, promises, conditions, warranties and representations hereinafter set forth, the parties hereto agree as follows:

            1. The Company agrees to compensate the Finder as follows: the option to purchase three million (3,000,000) shares of common stock at the purchase price of one penny ($0.01) (the "Shares").  Such option agreement terms are in the Option Agreement attached hereto as Exhibit A and incorporated herein as part of this Agreement.

            2. The Shares shall carry piggy-back registration rights and as such Company is required to include the Shares in any registration statement filed by the Company for the registration of any shares of common stock in the Company. Notwithstanding, upon demand by the holder of the Shares to the Company,  the Shares shall be registered pursuant to an effective  registration statement duly filed with the U.S. Securities and Exchange Commission, including a registration on Form S-8.

            3. The parties  hereto,  and each of them,  covenant  and agree that each of them shall and will upon  reasonable  request by the other party,  make,  do,  execute or cause to be made,  done or executed  all such  further and other lawful acts, deeds, things,  devices and assurances whatsoever for the better or more  perfect  and  absolute  performance  of the terms and  conditions  of this Agreement.

            4. By execution  hereof,  the Company  acknowledges  that the Broker  does not provide  investment  advice or  financial  planning  services.  In that regard,  the  Broker  is not  registered  as an  investment  adviser  under  the Investment  Advisers Act of 1940, as amended,  and cannot therefore  provide any advice regarding the desirability or value of purchasing,  selling,  transacting in, investing in, or holding any security. Rather, the Broker's services will be limited to those properly provided by a licensed broker-dealer.  Broker is registered with the NASD as an "Introducing Broker/Dealer".

            5. The Company  hereby  agrees to  indemnify  and hold  harmless the Broker, its managers, members, agents and employees (collectively referred to as the Broker for  purposes of this Section 6) from and against any and all claims, actions,  suits,   proceedings  (including  those  of  shareholders),   damages, liabilities  and  expenses as incurred  by any of them  (including  the fees and expenses of counsel)  which are related to or arise out of any actions  taken or omitted to be taken (including any untrue statements made or omitted to be made) by the Company or any actions taken or omitted to be taken by the Broker (except in the  case of  gross  negligence  or  willful  misconduct  on the part of such Broker)  in  connection  with  the  transactions  contemplated  by the  Purchase Agreement or otherwise  related to or arising out of the Broker's  activities on behalf of the  Company.  The Company  shall  reimburse  Broker for all  expenses (including  the fees  and  expenses  of  counsel)  incurred  by such  Broker  in connection with  investigating,  preparing or defending any such claim,  action, suit  or  proceeding,   including  in  connection  with  pending  or  threatened litigation to which Broker is a party.

            6. The Company and the Broker  acknowledge that Diana Derycz Kessler serves as the registered  representative  of the Broker that is overseeing  this transaction,  and that Diana  Derycz-Kessler also has an interest in the Company by virtue of the fact that her  husband  Paul  Kessler is a  shareholder  in the Company.  Paul Kessler has filed a Form 13(g) disclosing his own ownership interest in the Company.

            7. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

            8. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or  unenforceable under any applicable  statute or rule of law, then such provision shall be deemed  inoperative to the extent that it may  conflict  therewith  and shall be deemed  modified to conform  with such statute  or rule of law.  Any  provision  hereof  which  may  prove  invalid  or unenforceable  under any law shall not affect the validity or  enforceability of any other  provision  hereof.  The parties hereto hereby submit to the exclusive jurisdiction  of the  United  States  Federal  Courts  located  in New York with respect  to any  dispute  arising  under  this  Agreement  or  the  transactions contemplated  hereby.  The party which does not  prevail in any dispute  arising under this Agreement shall be responsible  for all fees and expenses,  including attorneys'  fees,  incurred  by the  prevailing  party in  connection  with such dispute.

            9. This Agreement consists of a total of 3 pages. This Agreement may be signed in any number of counterparts and the combination of the same shall constitute a binding agreement.  A signed copy of this Agreement received via facsimile shall be deemed an original signature of a party for purposes of making this Agreement a binding agreement.

      IN  WITNESS  WHEREOF  the  parties  hereto  have  hereunto  executed  this Agreement as of and from the day first above written.

                                        SUNBURST ACQUISITIONS IV INC.

                                        By:

                                           -------------------------------------

                                           Name:  Terry Fields

                                           Title: President

                                        T.R. WINSTON & COMPANY, LLC

                                        By:

                                           -------------------------------------

EXHIBIT 'A'

                      NON-QUALIFIED STOCK OPTION AGREEMENT

           This Agreement is made as of the ____ day of April, 2004

BETWEEN:    SUNBURST ACQUISITIONS IV INC.

            103-20120 64th Ave.

            Langley, British Columbia

            CANADA V2Y1M8

                      hereinafter referred to as "Company"

AND:        T.R. WINSTON & COMPANY, LLC

            1999 Ave. of the Stars

            Los Angeles, CA 90067

            United States

                      hereinafter referred to as "Optionee"

WHEREAS,  the Board of Directors of the Company (the "Board of  Directors")  has authorized the granting to Optionee, for services to be rendered by Optionee as, in  accordance  with the terms of a Finder's  Agreement  ("Finder's  Agreement") between  the Company  and  Optionee  entered  into on even date  herewith,  of a non-qualified  stock  option to  purchase  the number of shares of common  stock ("Common  Stock") of the Company  specified  in  Paragraph 1 hereof at the price specified  therein,  such  option  to be for the term and  upon  the  terms  and conditions hereinafter stated in this Option Agreement.

NOW THEREFORE, in consideration of the premises and of the undertakings of the Parties hereto contained herein, it is hereby agreed:

1.    NUMBER OF SHARES: OPTION PRICE

      Pursuant to said  action of the Board of  Directors,  the  Company  hereby grants  to  Optionee,  in  consideration  of  consulting  services  to  be performed  for the  benefit  of the  Company,  the  option  ("Option")  to purchase  up to Three  Million  (3,000,000)  shares  ("Option  Shares") of Common  Stock of the  Company,  at the  exercise  price equal to one penny ($0.01) (the "Exercise Price").

      Notwithstanding  anything in this Option Agreement to the contrary,  in no event will the  Optionee be  entitled  to exercise  the Option to purchase Option  shares  in  excess  of such  number  of  shares  of  Common  Stock beneficially  owned by the Optionee and its affiliates  (other than shares of Common  Stock  which  may be  deemed  beneficially  owned  through  the ownership of the  unexercised  Warrants and the unexercised or unconverted portion of any other securities of the Company, subject to a limitation on conversion or exercise)  that would result in beneficial  ownership by the Holder and its affiliates of more than 4.9% of the  outstanding

shares of Common  Stock.  For  purposes  of  the  immediately   preceding  sentence, beneficial ownership is determined in accordance with Section 13(d) of the Securities  Exchange  Act  of  1934,  as  amended,  and  Regulation  13D-G thereunder.

2.    TERM

      This option will expire five (5) years from the date of signing of this Option Agreement.

3.    SHARES SUBJECT TO EXERCISE

      The options are immediately exercisable and remain subject to exercise for the term specified in Section 2, regardless of the termination of the Finder's Agreement.

4.    METHOD AND TIME OF EXERCISE

      The Option may be  exercised  by written  notice  delivered to the Company stating  the  number of shares  with  respect to which the Option is being exercised  together with a check made payable to the Company in the amount of the  purchase  price of the  shares.  Not less than one hundred (100) shares may be purchased at any one time unless the number purchased is the total number purchasable under the Option at the time. Only whole shares may be purchased.  The Company must carry out any and all acts to ensure that the Company and its transfer agent duly and properly issue the shares underlying the options to Optionee.

5.    EXERCISE ON TERMINATION

      This  Option  will  not  terminate  as a  result  of  the  termination  of Optionee's  services as a  consultant  to the Company or as a result of an early termination of the Finder's Agreement by Company.

6.    TRANSFERABILITY

      This Option may not be assigned or transferred except, (i) by will or by the laws of descent and distribution, or (ii) with consent of the Company.

7.    OPTIONEE NOT A SHAREHOLDER

      Optionee has no rights as a shareholder with respect to the Common Stock of the Company covered by the Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of the Option.  No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

8.    REGISTRATION RIGHTS --PIGGY BACK AND DEMAND

      Optionee  represents  and agrees  that,  upon  Optionee's  exercise of the Option in whole or part,  unless there is in effect at that time under the Securities Act of 1933 a registration  statement -- relating to the shares issued to him, he will acquire the shares  issuable  upon exercise of this Option for the purpose of  investment  and not with a view to their resale or further distribution.

      The Shares shall carry piggy-back  registration rights and as such Company is required to include the Shares in any  registration  statement filed by the  Company  for the  registration  of any shares of common  stock in the Company.  Notwithstanding,  upon demand by the holder of the Shares to the Company,   the  Shares  shall  be  registered  pursuant  to  an  effective registration  statement  duly filed with the U.S. Securities and Exchange Commission, including a registration on Form S-8.

9.    REPRESENTATION.

      Company represents that it has carried out any and all acts necessary to effect the issuance of this Agreement.

10.   NOTICES

      All notices to the parties may be sent at the addresses and numbers listed above, or to such other address and fax number as either may designate to the other in writing. A notice will be deemed to be duly given if and when enclosed  in a  properly  addressed  sealed  envelope  deposited,  postage prepaid and  followed by  facsimile  to the  addressee.  In lieu of giving notice by mail as aforesaid,  written  notices under this Agreement may be given by personal  delivery to the Optionee or to the Company (as the case may be), or by a recognized courier.

11.   ADJUSTMENTS

      If there is any change in the  capitalization  of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company,  whether by stock  dividend,  stock  split,  reclassification  or recapitalization  of such  stock,  or because  the  Company  has merged or consolidated with one or more other  corporations (and provided the Option does not thereby terminate pursuant to Section 2 hereof),  then the number and kind of shares  then  subject  to the  Option and the price to be paid therefore will be appropriately adjusted by the Company; provided however, that in no event will any such  adjustment  result in the Company's  being required to sell or issue any fractional  shares. Any such adjustment will be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.

12.   CESSATION OF CORPORATE EXISTENCE

      Notwithstanding any other provision of this Option,  under the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the  Company  with one or more  corporations  as a result  of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than fifty  percent (50%) of the then outstanding  stock of the Company to another  corporation or other entity, the Option  granted  hereunder will  terminate;  provided,  however,  that within  five (5) days before the  effective date of such  dissolution  or liquidation,  merger  or  consolidation  or sale of  assets  in which  the Company is not the surviving corporation, the Company may, but will not be so obligated to, tender to any Optionee,  an option to purchase  shares of the  surviving  corporation,  and such new option or options  will contain such terms and provisions as required substantially to preserve the rights and benefits of this Option.

13.   INVALID PROVISIONS

      In the event that any  provision  of this Option  Agreement is found to be invalid  or  otherwise   unenforceable  under  any  applicable  law,  such invalidity  or  unenforceability  will not be construed  as rendering  any other provisions  contained herein invalid or unenforceable,  and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained therein.

14.   APPLICABLE LAW

      This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.  The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in New York with respect to any dispute arising under this Agreement or the transactions contemplated hereby. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys' fees, incurred by the prevailing party in connection with such dispute.

15.   COUNTERPARTS

      This Agreement may be executed in two or more counterparts, each of which is deemed an Original but all of which constitute but one Agreement.  A copy of this Agreement signed by a party and delivered by facsimile transmission to the other party has the same effect as the delivery of an original of this Agreement containing the original signature of such party.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and date first above written.

T.R. WINSTON & COMPANY, LLC             SUNBURST ACQUISITIONS IV INC.

By: ____________________________            By: __________________________________

Name:

Name: